Exhibit 4(a).2

Any text removed pursuant to the Company’s confidential
treatment has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 159

to the

Amended and Restated License Agreement

for the Use and Marketing of Programming Materials

dated May 31, 1996, as amended (the “1996 Agreement”)

between

International Business Machines Corporation (IBM)

and

Dassault Systemes, S.A. (DS)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“DS”), a French société anonyme.

Whereas, DS is the OWNER of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

DS’s wholly-owned Affiliate MatrixOne, Inc. is the developer and owner of Product Integrated Management solution software programs, marketed under the trademark ENOVIA MatrixOne.  IBM therefore wishes to be able to include the ENOVIA MatrixOne products into its offering and to start building its experience in the sale and marketing of the ENOVIA MatrixOne products with selected accounts.

Whereas, pursuant to Amendment 157, DS and IBM have agreed to add the ENOVIA MatrixOne products into the 1996 Agreement in order to enable IBM to market ENOVIA MatrixOne software programs as part of the PLM Vision to certain selected accounts.

Whereas, the parties have added ENOVIA MatrixOne products to the 1996 Agreement by Amendment 157 and they now wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Whereas, the parties wish to make available the 3DLive products for CATIA and ENOVIA.

Now therefore, the parties agree as follows:

1.  Definitions

a)  The following definitions shall be added to the Section of the 1996 Agreement entitled “Definitions.”

“ENOVIA MatrixOne Products” shall mean those Licensed Programs identified in Attachment XXVII and all future releases of such Licensed Programs, which are owned or licensed by DS’s Affiliate MatrixOne, Inc.

“Authorized Remote User” means individual Users of an entity conducting business with an IBM ENOVIA MatrixOne sublicensee remotely through the Internet, such as a supplier or customer.

“Client-side Software” shall mean any ENOVIA MatrixOne Product or intellectual property that is downloaded in a User’s (as defined below) browser which allows access or usage of the ENOVIA MatrixOne Product’s functionality, and includes plug-ins or other software components which are intended to be stored on the User’s computer.

ENOVIA MatrixOne Schema shall mean a repository containing unique MatrixOne business definitions and business objects in a single relational database management system (“RDBMS”) instance that is installed on a supported platform.

 “User(s)” or “Named User(s)” shall mean those individuals authorized by an ENOVIA MatrixOne sublicensee with a unique user name and password to use the ENOVIA MatrixOne Products, and includes Authorized Remote Users in accordance with the licensing terms applicable to ENOVIA MatrixOne Products.

“User Interface” means the graphical interface used by the IBM ENOVIA MatrixOne Products delivered to Users.

2.0  Licenses

The following paragraph is added as article (W) to the “Licenses” Section of the 1996 Agreement:

DS hereby grants the following rights and licenses:

IBM and its licensed Subsidiaries have the rights to grant to its and their sublicensees of ENOVIA MatrixOne Licensed Programs the right to grant to sublicensees’ Authorized Remote Users, without charge, a license to access the Client-side Software and the User Interface of the IBM ENOVIA MatrixOne Products remotely via the internet for the sole purpose of enabling such Authorized Remote User to conduct business with the sublicensee, but not for the purpose of hosting, modifying or otherwise using or maintaining the ENOVIA MatrixOne Products.  Authorized Remote Users may be located in any country and are not restricted to the country in which the license was acquired.

3.0  Add a new Section C.18 ENOVIA MatrixOne

C.18.1 The ENOVIA MatrixOne Products shall be subject to the CATIA V5 terms set forth in the 1996 Agreement.

C.18.2 For the ENOVIA MatrixOne Products in the Jointly Covered accounts, and notwithstanding anything to the contrary in the 1996 Agreement, DS shall be responsible for the following:

a)  delivery of the ENOVIA MatrixOne Products to end users as more fully defined in the Document of Understanding relating to the Fulfillment of ENOVIA MatrixOne Products (“Fulfillment DOU”) attached as Appendix A to this Amendment;

b) provision of level 1 technical support to all end users, in addition to the other maintenance and support obligations set forth in the 1996 Agreement;

c) consistent with the principles set forth in 1996 Agreement , participate with IBM and have a leadership role in pre-sales marketing activities including opportunity identification and qualification, conduct of customer meetings and product demonstrations, responding to customer requests for proposals, and other pre-sales activities, consistent with the roles and responsibilities of the parties with respect to the ENOVIA MatrixOne Products as set forth in the Mode of Operations Document of Understanding for Marketing of DS PLM Products in the Joint Coverage Model(“Marketing MOO”), attached as Appendix B to this Amendment.

C.18.3 IBM agrees to send the royalty reports due DS for the ENOVIA MatrixOne Products directly to MatrixOne, Inc., attention Chief Financial Officer. IBM also agrees to remit all royalty payments due DS for the ENOVIA MatrixOne Products directly to MatrixOne, Inc. at an account to be separately provided to IBM.

C.18.4 The ALC for ENOVIA MatrixOne Products will be calculated as [***] of PLC, and not the ALC table set forth in the 1996 Agreement.

C.18.5 In addition to the other terms in the 1996 Agreement, the ENOVIA MatrixOne Products will be licensed to end users with the following terms:

a)  The maximum number of Users that may use or access the ENOVIA MatrixOne Programs may not exceed the level of authorizations purchased.  Further, the number of individuals authorized as Users at any time may not exceed the level of authorizations purchased by the end user.

b) ENOVIA MatrixOne Platform — System License provides the right to use on a single computer enclosure and the right to access a single MatrixOne Schema, for production purposes.

c) ENOVIA MatrixOne Platform for File Collaboration — System License provides the right to use on a single computer enclosure operating as a file server to store authored files that will be managed by a single MatrixOne Schema, for production purposes.

d) ENOVIA MatrixOne Platform - Development System License provides the right to use for an ENOVIA MatrixOne development and test environment, separate from a production environment, on a single computer enclosure for a single RDBMS instance for the purposes of and limited to development, testing, staging, and/or training on ENOVIA MatrixOne Products only. Development and testing in an enterprise resource planning (“ERP”) integration environment requires an additional license (MatrixOne Platform [ERP] Development System License) be purchased. .  Development and testing on all other 3rd party products requires an additional ENOVIA MatrixOne Platform - Development System License be purchased.

e) IBM ENOVIA MatrixOne Application Development Kit License provides the right to use for development purposes using the IBM ENOVIA MatrixOne application programming interface with either an IBM ENOVIA MatrixOne Platform — Development Server License or an IBM ENOVIA MatrixOne Platform — Production Server License, but one license may not be shared between the two.

f) ENOVIA MatrixOne Adaplet Development Toolkit License provides the right to use for development purposes using the MatrixOne Adaplet programming interface with either an ENOVIA MatrixOne Platform — Development Server License or an ENOVIA MatrixOne Platform — Production Server License, but one license may not be shared between the two.

g) IBM or its auditors may verify end user compliance with the license terms, with an obligation by the end user to pay any additional charges due based on their use and deployment of ENOVIA MatrixOne Products.

It is understood that controls do not exist within the ENOVIA MatrixOne Products to prevent unauthorized copying.  As a result, IBM shall have a royalty obligation to DS only for sublicenses specifically granted and revenue received

C.18.6 Attachment XXVII ENOVIA MatrixOne Products Attachment is added with the following ENOVIA MatrixOne Products.

		Joint	IBM
		Coverage	Coverage
		Model	Model
		PLC	PLC
Product ID	Product Name	Royalty	Royalty
5672-AES	MatrixOne Aerospace and Defense Accelerator for Program Management Solution	[***]	[***]
5672-ARS	MatrixOne Apparel Accelerator for Design and Development Solution	[***]	[***]
5672-AUS	MatrixOne Automotive Accelerator for Program Management (APQP) Solution	[***]	[***]
5672-DAD	MatrixOne Designer Central for AutoCAD	[***]	[***]
5672-DC4	MatrixOne Designer Central for CATIA V4	[***]	[***]
5672-DC5	MatrixOne Designer Central for CATIA V5*	[***]	[***]
5672-DCE	MatrixOne Designer Central for Cadence Allegro PCB Editor	[***]	[***]
5672-DCH	MatrixOne Designer Central for Cadence Allegro Design Entry HDL	[***]	[***]
5672-DCP	MatrixOne Designer Central for Cadence Project Manager	[***]	[***]

5672-DIV	MatrixOne Designer Central for Inventor	[***]	[***]
5672-DMD	MatrixOne Designer Central for Mentor Graphics Design Manager	[***]	[***]
5672-DMS	MatrixOne Designer Central for Microstation	[***]	[***]
5672-DPI	MatrixOne Designer Central for Pro/I	[***]	[***]
5672-DPO	MatrixOne Designer Central for Pro/E	[***]	[***]
5672-DSG	MatrixOne Designer Central for Solid Edge	[***]	[***]
5672-DSW	MatrixOne Designer Central for SolidWorks	[***]	[***]
5672-DUG	MatrixOne Designer Central for Unigraphics	[***]	[***]
5672-DVB	MatrixOne Designer Central for Expedition (VeriBest)	[***]	[***]
5672-DZD	MatrixOne Designer Central for Zuken Board Designer	[***]	[***]
5672-DZP	MatrixOne Designer Central for Zuken Board Producer	[***]	[***]
5672-DZS	MatrixOne Designer Central for Zuken System Designer	[***]	[***]
5672-GCS	MatrixOne Global Supplier Collaboration Solution	[***]	[***]
5672-GSS	MatrixOne Global Sourcing Solution	[***]	[***]
5672-MRS	MatrixOne Medical Device Accelerator for Regulatory Compliance Solution	[***]	[***]
5672-SDS	MatrixOne Semiconductor Accelerator for Design to Manufacturing Solution	[***]	[***]
5672-SIS	MatrixOne Semiconductor Accelerator for IP Management Solution	[***]	[***]
5672-SPS	MatrixOne Semiconductor Accelerator for Enterprise Project Management Solution	[***]	[***]
5672-STS	MatrixOne Semiconductor Accelerator for Team Collaboration Solution	[***]	[***]
5672-VPG	MatrixOne VPLM Program Management Solution	[***]	[***]
5672-VXS	MatrixOne VPLM Enterprise X-BOM Management Solution	[***]	[***]
5672-AAD	MatrixOne AutoCAD Integration	[***]	[***]
5674-ADT	MatrixOne Adaplet Development Kit	[***]	[***]
5674-ADV	MatrixOne Application Development Kit	[***]	[***]
5672-AEF	MatrixOne Application Exchange Framework	[***]	[***]
5672-AER	MatrixOne Aerospace and Defense Accelerator for Program Management	[***]	[***]

5672-AK2	MatrixOne Autonomy K2 Integration	[***]	[***]
5672-APR	MatrixOne Apparel Accelerator for Design and Development	[***]	[***]
5672-AUT	MatrixOne Automotive Accelerator for Program Management (APQP)	[***]	[***]
5672-BMM	MatrixOne Business Metrics Module	[***]	[***]
5672-C2D	MatrixOne Cimmetry Autovue Professional w/ Integration (2D)	[***]	[***]
5672-C3D	MatrixOne Cimmetry Autovue Professional w/ Integration (3D)	[***]	[***]
5672-CDH	MatrixOne Cadence Allegro Design Entry HDL Integration	[***]	[***]
5672-CDM	MatrixOne Cadence Project Manager Integration	[***]	[***]
5672-CDP	MatrixOne Cadence Allegro PCB Editor Integration	[***]	[***]
5672-CLC	MatrixOne ClearCase Integration	[***]	[***]
5672-CST	MatrixOne Cost Analytics Module	[***]	[***]
5672-CT4	MatrixOne CATIA V4 Integration	[***]	[***]
5672-CT5	MatrixOne CATIA V5 Integration*	[***]	[***]
5672-DEC	MatrixOne Designer Central	[***]	[***]
5672-DEV	MatrixOne Designer Central for Visualization	[***]	[***]
5674-DTE	MatrixOne Platform for Development and Test	[***]	[***]
5672-ENG	MatrixOne Engineering Central	[***]	[***]
5674-FCS	MatrixOne Platform for File Collaboration	[***]	[***]
5672-INV	MatrixOne Inventor Integration	[***]	[***]
5674-JDD	MatrixOne JD Edwards Direct Integration	[***]	[***]
5674-JDE	MatrixOne JD Edwards EnterpriseOne Integration	[***]	[***]
5672-LIB	MatrixOne Library Central	[***]	[***]
5672-MCC	MatrixOne Materials Compliance Central	[***]	[***]
5674-MCN	MatrixOne Materials Compliance Central Compliance Connect Spreadsheet	[***]	[***]
5672-MCR	MatrixOne Microstation Integration	[***]	[***]
5672-MED	MatrixOne Medical Device Accelerator for Regulatory Compliance	[***]	[***]

5672-MFG	MatrixOne Manufacturing Bill-of-Material Module	[***]	[***]
5672-MGM	MatrixOne Mentor Graphics Design Manager Integration	[***]	[***]
5672-MSF	MatrixOne Microsoft Desktop Integration	[***]	[***]
5672-MSU	MatrixOne Materials Compliance Central Supplier Portal	[***]	[***]
5674-ORM	MatrixOne Oracle Manufacturing Integration	[***]	[***]
5672-PLF	MatrixOne Platform	[***]	[***]
5674-PLF	MatrixOne Platform	[***]	[***]
5672-PRD	MatrixOne Product Central	[***]	[***]
5672-PRG	MatrixOne Program Central	[***]	[***]
5672-PRI	MatrixOne Pro/I Integration	[***]	[***]
5672-PRO	MatrixOne Pro/E Integration	[***]	[***]
5674-QAM	MatrixOne QAD MFG/PRO Integration	[***]	[***]
5674-SAM	MatrixOne SAP Integration	[***]	[***]
5672-SCD	MatrixOne Semiconductor Accelerator	[***]	[***]
5672-SLE	MatrixOne Solid Edge Integration	[***]	[***]
5672-SLW	MatrixOne SolidWorks Integration	[***]	[***]
5672-SPC	MatrixOne Specification Central	[***]	[***]
5672-SRC	MatrixOne Sourcing Central	[***]	[***]
5672-SUP	MatrixOne Supplier Central	[***]	[***]
5672-TEA	MatrixOne Team Central	[***]	[***]
5672-UGR	MatrixOne Unigraphics Integration	[***]	[***]
5672-VEB	MatrixOne Expedition (VeriBest) Integration	[***]	[***]
5672-VPR	MatrixOne VPLM Program Management Integration	[***]	[***]
5672-VXB	MatrixOne VPLM Enterprise X-BOM Management Integration	[***]	[***]
5672-ZBD	MatrixOne Zuken Board Designer Integration	[***]	[***]
5672-ZBP	MatrixOne Zuken Board Producer Integration	[***]	[***]

5672-ZSD	MatrixOne Zuken System Designer Integration	[***]	[***]

3.0 Indemnification

The parties agree that the Indemnification term added as item No. 5.0 in Amendment 125 for the DELMIA Products, is amended  to apply to all DS Brands when under the Jointly Covered model, currently DELMIA and ENOVIA MatrixOne, and now reads as follows (change noted in italics):

“Each party agrees to comply, and do all things necessary to comply, with all applicable export laws and controls with respect to its obligations regarding the sale and fulfillment of the DELMIA and ENOVIA MatrixOne Products, and shall indemnify the other party from and against any claim arising from its failure to comply with all applicable export regulations and controls, in accordance with the Section of the 1996 License Agreement entitled ‘Indemnification’.”

4.0 Royalties

The parties agree to a change in the royalties due to DS on the revenue received by IBM from non-Named Accounts in countries that have transitioned to DS.  Item 10.4 of Amendment 157 is changed to read as follows (change noted in italics):

“10.4       Effective on the country transition date per Exhibit 4, IBM will pay DS a royalty of [***] of the country

PLC revenue and recurring revenue streams recognized by IBM from accounts other than Named Accounts.”

5.0 Add a new Section C.19 3DLive

C.19.1 The 3DLive Products shall be subject to the CATIA V5 terms set forth in the 1996 Agreement, except as follows:

a) the ALC royalty is [***] of the PLC royalty, and there is no tiered ALC royalty;

b) YLC royalty shall be as set forth in the 3DLive product table and not calculated in accordance with the contractual formula for determining YLC royalty.

C.19.2 Attachment XXVIII 3DLive Products is added with the following 3DLive Products:

PID	Product Name, US List Price,	PLC Royalty	YLC Royalty
5677-LIV	ENOVIA - 3DLive Configuration,	[***]	[***]
5677-LIC	CATIA - 3DLive Configuration,	[***]	[***]
5677-LFT	CATIA - Live FT&A Review Product	[***]	[***]
5677-LCV	ENOVIA - Live Collaborative Review Product	[***]	[***]

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and DS as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to:	Agreed to:
Dassault Systemes, S.A.	International Business Machines Corporation

By:	By:
Name:	Name:	R. A. Arco

Title:	Title:	Director, PLM Product Mgmt. & Worldwide
Technical Support

Date:	Date: